UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2019

Magnolia Oil & Gas Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38083	81-5365682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300

Houston, Texas 77046

(Address of principal executive offices, including zip code)

(713) 842-9050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	MGY	NYSE
Warrants to purchase Class A Common Stock	MGY.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modifications to Rights of Security Holders.

On July 10, 2019, Magnolia Oil & Gas Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”) entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of May 4, 2017 (the “Warrant Agreement”), by and between the Company and the Warrant Agent. The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to require the holders of the Company’s publicly traded warrants (the “Public Warrants”) and private warrants (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) to exchange their Warrants for shares of the Company’s Class A common stock, par value $0.0001 (“Class A common stock”), at an exchange ratio of 0.261 shares of Class A common stock for each Warrant. The Company has the right to require the exchange of not less than all of the Warrants at any time while such Warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants not less than fifteen days prior to the date of exchange fixed by the Company.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the definitive consent solicitation materials filed by the Company with the U.S. Securities and Exchange Commission on July 3, 2019, in connection with the Company’s offer to each holder of the Warrants to receive 0.29 shares of Class A common stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of each of the Public Warrants and the Private Warrants to approve the Warrant Amendment. The Offer and Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on July 5, 2019. A total of 31,509,226 Warrants, or approximately 99.3% of the 21,666,650 outstanding Public Warrants and 100% of the 10,000,000 outstanding Private Warrants, were properly tendered and not withdrawn in the Offer, and were therefore deemed to have consented to the Warrant Amendment. Because consents were received from holders of more than a majority of each of the Company’s Private Warrants and Public Warrants, the Warrant Amendment was approved.

Item 8.01	Other Events.

On July 10, 2019, the Company issued a press release announcing the closing of the Offer and the Consent Solicitation. In connection with the closing, the Company issued 9,137,638 shares of Class A common stock in exchange for the Warrants tendered in the Offer, resulting in a total of 168,029,468 shares of Class A common stock outstanding as of July 10, 2019. The Company also announced that it intends to exchange all remaining untendered Warrants for shares of Class A common stock in accordance with the terms of the Warrant Agreement, as amended, on July 25, 2019.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Amendment No. 1 to Warrant Agreement, dated as of May 4, 2017, by and between the Company and the Continental Stock Transfer & Trust Company.

99.1	Press Release, dated July 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION

Date: July 10, 2019

	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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